Exhibit 10.19

Services Agreement

FORM OF SERVICES AGREEMENT

SERVICES AGREEMENT (the “Agreement”) dated             , 201   (the “Effective Date”) by and between EMPIRE STATE REALTY HOLDINGS TRS, LLC1, a Delaware limited liability company (“Service Provider”) and                     , a                      (“Manager”).

RECITALS

Manager is the asset manager of                      (together with its subsidiaries, the “Company”) pursuant to an Asset Management Agreement dated             , 201   between Company and Manager (the “Asset Management Agreement”). Under the terms of the Asset Management Agreement, Manager is authorized to appoint an agent or service provider in connection with certain of the services to be provided by Manager to the Company with respect to the business and operations of the Company (together, the “Business”). Manager desires to engage Service Provider to provide the services set forth herein.

NOW, THEREFORE, in consideration of the premises and mutual, covenants herein contained, the parties hereto do hereby agree as follows:

ARTICLE I

COMMENCEMENT AND TERMINATION DATES

Section 1.01. Term. Manager hereby appoints Service Provider to perform the services hereinafter set forth for a term to commence on the Effective Date, and Service Provider hereby accepts such appointment. The Agreement shall be in effect until the second anniversary from the date of the Agreement, unless sooner terminated pursuant to Article V or renewed by the mutual consent of the parties.

ARTICLE II

SERVICE PROVIDER’S RESPONSIBILITIES

Section 2.01. Status of Service Provider. Manager and Service Provider do not intend to form a joint venture, partnership or similar relationship. Instead, the parties intend that Service Provider shall act solely in the capacity of an independent contractor for Manager. Nothing in this Agreement shall be construed to mean that Service Provider and Manager are joint venturers or partners of each other and neither shall have the power to bind or obligate the other party by virtue of this Agreement, except as expressly provided in this Agreement.

[1]	Alternatively, Service Provider may be a wholly-owned subsidiary of Empire State Realty Holdings TRS, LLC.

Section 2.02. Services.

(a) Subject to the terms and conditions of this Agreement, Service Provider shall use reasonably commercial efforts in connection with the provision of the following support services to Manager:

(i) Providing or engaging and supervising, on behalf of Manager and at Manager’s expense, accounting services relating to Business;

(ii) Engaging and supervising, on behalf of Manager and at Manager’s expense, legal services relating to Business;

(iii) Coordinating and reviewing insurance policies and insurance coverage covering Manager and/or the Company or otherwise with respect to the assets of the Company and supervising claims filed under any such insurance policies;

(iv) Coordinating the payment of all disbursements by the Company, including the payment of distributions to the owners of the Company;

(v) Assisting Manager in taking all necessary action to enable it to make required tax filings and reports for the Company;

(vi) Assisting Manager with the distribution of tax-related reporting and other information to the owners of the Company;

(vii) Providing office space to Manager at a property owned by Service Provider or an affiliate thereof pursuant to a license agreement between Service Provider and Manager on mutually agreed terms; and

(viii) Performing such other administrative services as may be required from time to time with respect to the management and other activities relating to the Business as the Service Provider shall deem appropriate under the particular circumstances.

(b) Subject to the terms and conditions of this Agreement, and upon the request of the Manager, Service Provider shall use reasonably commercial efforts in connection with the provision of the following special services (“Special Services”) to Manager:

(i) Serving as Manager’s consultant with respect to the underwriting, analysis and budgeting of any financing or borrowing arrangements or hedging activities undertaken with respect to the Business;

(ii) Performing legal services relating to Business by licensed attorneys or staff under such attorneys’ supervision, in each case, employed by the Service Provider or its affiliates;

(iii) Assisting the Manager and/or the Company with actions relating to consent solicitations of the owners of the Company and other corporate actions;

(iv) Providing the services of executive level personnel in connection with the negotiation of transactions relating to the Business; and

(v) Performing such other special services as may be requested by Manager and agreed by Service Provider, from time to time, relating to the Company and/or the Business.

Section 2.03. Books of Accounts; Financial Reports. Service Provider shall maintain adequate and separate books and records for the Company with the entries supported by sufficient documentation to ascertain their accuracy with respect to the Business. Service Provider shall maintain such books and records, including separate accounting records for the Company, at Service Provider’s main office at One Grand Central Place, 60 East 42nd Street, New York, New York 10165. Service Provider shall permit Manager, its agents and representatives, Manager’s auditors and tax preparers and their respective employees and representatives to inspect and make copies of such books and records relating to the Company at all reasonable times. Service Provider shall ensure such control over accounting and financial transactions as is reasonably necessary to protect Company’s assets from theft, material error or fraudulent activity by Service Provider’s employees.

Section 2.04. Approval of Manager. Notwithstanding anything to contrary contained in this Agreement, the prior written approval, consent or other action by Manager shall be required to approve: (a) the incurring of any indebtedness secured by and interest in the Company or any extension, renewal or replacement of any such indebtedness; or any other indebtedness not in the ordinary course of managing the Business; (b) the voluntary creation or acquiescence in any lien or other encumbrance against the Company or any of its assets; (c) the pledging of any money or other of Company’s assets; and (d) the sale, contribution transfer or conveyance of all or any part of the assets of the Company.

Section 2.05. Employees/Independent Contractors of Service Provider. All matters pertaining to the supervision of Service Provider’s employees and contractors shall be the responsibility of Service Provider. All salaries, benefits and positions of employees and contractors of the Service Provider who perform work in connection with the Business shall be the responsibility of Service Provider.

Section 2.06. Compliance with Laws and Other Matters.

(a) Service Provider shall use its commercially reasonable efforts to comply with all applicable governmental requirements relative to the performance of its duties hereunder.

(b) Service Provider shall furnish to Manager, promptly after receipt, any notice of violation of any governmental requirement or order issued by any governmental entity or other similar body against the Company, any notice of default from the holder of any loan document, or any notice of termination or cancellation of any insurance policy (which is not immediately replaced by Service Provider).

Section 2.07. Right to Subcontract Service Provider Functions.

(a) Service Provider reserves the right, in its sole discretion, to subcontract some or all of its functions described herein to one or more other parties (which may be affiliates) approved in writing by Manager. Service Provider shall notify Manager at least twenty (20) days prior to the effective date of any such subcontract in the event some or all of Service Provider’s functions described herein are subcontracted to other parties. However, except as expressly provided herein, the fees to be paid to Service Provider under this Agreement are inclusive of fees payable to such third parties unless otherwise mutually agreed to by Manager and Service Provider.

(b) Manager shall be explicitly named as a third party beneficiary of any agreement or contract pursuant to which any of Service Provider’s obligations and subcontracted to another person.

ARTICLE III

COMPENSATION AND FEES

Section 3.01. Services Fee. Service Provider, shall receive, and the Manager shall pay, with respect to the services set forth herein (other than the Special Services), a fee equal to $[        ] (“Services Fee”) per annum throughout the Term, payable, in cash, in equal monthly installments in arrears on or before the first day of each month. Upon termination of this Agreement, Manager and Service Provider will prorate the Services Fee on a daily basis to the effective date of termination. If Service Provider subcontracts any of its obligations hereunder in accordance with Section 2.07, Service Provider shall be obligated to pay such third parties, it being intended that the Services Fee shall be inclusive of such third party fees.

Section 3.02. Hourly Rate Fees. Service Provider, shall receive, and Manager shall pay, with respect to any Special Services provided hereunder, hourly fees in connection with the performance of the Special Services which fees will be based upon the time incurred by the Service Provider providing the Special Services, multiplied by the hourly rates set forth on Exhibit A hereto. Service Provider shall have the right, upon prior written notice to Manager to increase, decrease or otherwise amend the hourly rates set forth on Exhibit A hereto and this Agreement shall be automatically deemed to be amended accordingly without the need for any further action by the parties. Service Provider shall, from time to time, invoice Manager with respect to the fees relating to the Special Services and such fees shall be promptly paid to Service Provider by Manager.

ARTICLE IV

EXPENSES

Section 4.01. Costs Eligible for Reimbursement. Service Provider shall pay out of funds advanced from time to time by Manager, the actual and reasonable out-of-pocket costs and expenses of the operation of the Business and to the extent any such amounts are advanced by Service Provider (provided, Service Provider shall have no obligation to advance any amount) shall be promptly reimbursed to Service Provider, upon request, by Manager, at actual cost (without markup) including the following:

(a) fees of independent contractors which provide brokerage and other financial services, due diligence services, underwriting review services, legal and accounting services, and all other services as may be required relating to Business;

(b) costs of utilities, contractors and insurance furnished to the Company or Manager;

(c) industry association dues attributable to the Business or Manager;

(d) the Company’s debt service;

(e) reimbursement of Service Provider’s actual out-of-pocket costs and expenses to the extent not prohibited by Section 4.02 on account of, stationery, telephones and communications services, computer equipment and applications, office supplies; and

(f) cost of routine travel (beyond fifty (50) miles) by Service Provider’s employees or associates with respect to the services provided hereunder.

Section 4.02. Non-reimbursable Costs. The following expenses or costs incurred by or on behalf of Service Provider in connection with the services provided hereunder shall be at the sole cost and expense of Service Provider and shall not be reimbursed by Manager or Company: (a) costs attributable to losses arising from gross negligence, willful misconduct or fraud on the part of Service Provider, or any of its associates, agents, employees or affiliates to the extent not otherwise covered by insurance, (b) costs causing damage to Manager and attributable to losses arising from the gross negligence by Service Provider or any of its agents, employees or affiliates; (c) costs of insurance purchased by Service Provider solely for its own account; (d) Service Provider’s corporate office general overhead, including, without limitation, the costs of forms, paper, ledgers and other supplies and equipment used in Service Provider’s office; (e) costs of electronic data processing equipment or any pro rata charge thereon, at Service Provider’s office; (f) salaries and wages, payroll taxes, insurance, worker’s compensation and other benefits of Service Provider’s employees; (g) costs of subcontracting Service Provider’s duties and obligations hereunder to any third party; and (h) any other items except as expressly provided in Section 4.01.

Section 4.03. Litigation. Service Provider will be responsible for and hold each of Manager and Company harmless from, all fees, costs, expenses and damages relating to disputes with employees for worker’s compensation (to the extent not covered by insurance), discrimination or wrongful termination, including legal fees and other expenses.

ARTICLE V

TERMINATION

Section 5.01. Termination by Manager for Cause. Manager shall have the right to terminate this Agreement for cause at the following times: (i) immediately, if Manager determined in good faith that cause is based primarily on criminal activity or active fraud or (ii) after not less than 30 days after written notice to Service Provider, if Manager determined in good faith that cause is based other than as described in clause (i) above. For the purposes hereof, “cause” means a reasonable good faith determination of Manager based on findings of fact which are disclosed to Service Provider that Service Provider engaged in any activity described in clause (i) of the first sentence of this Section 5.01 or was (i) grossly negligent, (ii) acted with reckless disregard of Manager’s interests, (iii) engaged in willful misconduct or active fraud while discharging its material duties under this Agreement or (iv) otherwise materially breached any duty or obligation under this Agreement.

Section 5.02. Other Termination Events. Either Manager or Service Provider may terminate this Agreement upon thirty (30) days prior written notice (i) in the event of a sale, contribution or other disposition of all or substantially all of the equity interests in Manager to an unaffiliated third-party, (ii) if Anthony E. Malkin ceases, for any reason whatsoever, to be the Chief Executive Officer of Empire State Realty Trust, Inc. or (iii) upon the final liquidation of the Company; provided that in all such events Manager shall pay Service Provider, on the date of such termination, all unpaid reimbursable costs and expenses, the Services Fee prorated to the effective date of such terminations, and any other fees and amounts due and payable hereunder.

ARTICLE VI

NOTICES

All notices, requests, demands and other communications required to or permitted to be given under this Agreement shall be in writing and shall be conclusively deemed to have been duly given (a) when hand delivered; (b) five days after the same have been deposited in a United States post office via certified mail/return receipt requested; or (c) the next Business Day after same have been deposited with a national overnight delivery service (e.g., Federal Express) in each case addressed to the parties at the address set forth beneath their signatures hereto.

ARTICLE VII

MISCELLANEOUS

Section 7.01. Assignment. Except as set forth in Section 2.07, Service Provider may not assign this Agreement without the prior written consent of Manager, which consent may be withheld in Manager’s sole and absolute discretion. Manager may not assign this Agreement without the prior written consent of Service Provider, which consent may be withheld in Service Provider’s sole and absolute discretion.

Section 7.02. Entire Agreement. Modification. This Agreement and any agreement, document or instrument referred to herein constitute the entire agreement between Manager and Service Provider pertaining to the subject matter contained in such agreement and supersede all prior and contemporaneous agreements, representations and understandings of the parties hereto. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by all of the parties hereto.

Section 7.03. Governing Law; Venue. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to the conflicts of law provisions and principles thereof.

Section 7.04. INDEMNIFICATION BY SERVICE PROVIDER. SERVICE PROVIDER SHALL INDEMNIFY, DEFEND AND HOLD MANAGER AND ITS MEMBERS, OFFICERS, MANAGERS, AGENTS AND EMPLOYEES HARMLESS FROM ANY AND ALL CLAIMS, DEMANDS, CAUSES OF ACTION, LOSSES, DAMAGES, FINES, PENALTIES, LIABILITIES, COSTS AND EXPENSES, INCLUDING REASONABLE ATTORNEYS’ FEES AND COURT COSTS, SUSTAINED OR INCURRED BY OR ASSERTED AGAINST MANAGER BY REASON OF THE ACTS OF SERVICE PROVIDER WHICH ARISE OUT OF ITS GROSS NEGLIGENCE, WILLFUL MISCONDUCT, BAD FAITH OR FRAUD OF SERVICE PROVIDER, ITS AGENTS OR EMPLOYEES OR SERVICE PROVIDER’S WILLFUL BREACH OF THIS AGREEMENT. IF ANY PERSON OR ENTITY MAKES A CLAIM OR INSTITUTES A SUIT AGAINST MANAGER ON A MATTER FOR WHICH MANAGER CLAIMS THE BENEFIT OF THE FOREGOING INDEMNIFICATION, THEN: (A) MANAGER SHALL GIVE SERVICE PROVIDER PROMPT NOTICE THEREOF IN WRITING; (B) SERVICE PROVIDER MAY DEFEND SUCH CLAIM OR ACTION BY COUNSEL OF ITS OWN CHOOSING PROVIDED SUCH COUNSEL IS REASONABLY SATISFACTORY TO MANAGER; (C) NEITHER MANAGER NOR SERVICE PROVIDER SHALL SETTLE ANY CLAIM WITHOUT THE OTHER’S WRITTEN CONSENT; AND (D) THIS SUBSECTION SHALL NOT BE SO CONSTRUED AS TO RELEASE MANAGER OR SERVICE PROVIDER FROM ANY LIABILITY TO THE OTHER FOR A WILLFUL BREACH OF ANY OF THE COVENANTS AGREED TO BE PERFORMED UNDER THE TERMS OF THIS AGREEMENT.

Section 7.05. INDEMNIFICATION BY MANAGER. MANAGER SHALL INDEMNIFY, DEFEND AND HOLD SERVICE PROVIDER AND ITS MEMBERS, OFFICERS, MANAGERS, AGENTS AND EMPLOYEES HARMLESS FROM ANY AND ALL CLAIMS, DEMANDS, CAUSES OF ACTION, LOSSES, DAMAGES, FINES, PENALTIES, LIABILITIES, COSTS AND EXPENSES, INCLUDING REASONABLE ATTORNEYS’ FEES AND COURT COSTS, SUSTAINED OR

INCURRED BY OR ASSERTED AGAINST SERVICE PROVIDER BY REASON OF THE PERFORMANCE BY SERVICE PROVIDER OF SERVICE PROVIDER’S OBLIGATIONS UNDER THIS AGREEMENT BUT ONLY TO THE EXTENT OF MANAGER’S INTEREST IN THE PROPERTY, OR ANY PART THEREOF, EXCEPT THOSE WHICH ARISE FROM SERVICE PROVIDER’S GROSS NEGLIGENCE, WILLFUL MISCONDUCT, BAD FAITH OR FRAUD. IF ANY PERSON OR ENTITY MAKES A CLAIM OR INSTITUTES A SUIT AGAINST SERVICE PROVIDER ON ANY MATTER FOR WHICH SERVICE PROVIDER CLAIMS THE BENEFIT OF THE FOREGOING INDEMNIFICATION, THEN: (A) SERVICE PROVIDER SHALL GIVE MANAGER PROMPT NOTICE THEREOF IN WRITING; (B) MANAGER MAY DEFEND SUCH CLAIM OR ACTION BY COUNSEL OF ITS OWN CHOOSING PROVIDED SUCH COUNSEL IS REASONABLY SATISFACTORY TO SERVICE PROVIDER; (C) NEITHER SERVICE PROVIDER NOR MANAGER SHALL SETTLE ANY CLAIM WITHOUT THE OTHER’S WRITTEN CONSENT; AND (D) THIS SUBSECTION SHALL NOT BE SO CONSTRUED AS TO RELEASE MANAGER OR SERVICE PROVIDER FROM ANY LIABILITY TO THE OTHER FOR A BREACH OF ANY OF THE COVENANTS AGREED TO BE PERFORMED UNDER THE TERMS OF THIS AGREEMENT.

Section 7.06. Severability. If any term or provision of this Agreement is determined to be illegal, unenforceable or invalid, in whole or in part for any reason, such illegal, unenforceable or invalid provision or part thereof shall be stricken from this Agreement and such provision shall not affect the legality, enforceability or validity of the remainder of this Agreement. If any provision or part thereof of this Agreement is stricken in accordance with the provisions of this Section 7.06, then such stricken provision shall be replaced, to the extent possible, with a legal, enforceable and valid provision that is as similar in tenor to the stricken provision as is legally possible.

Section 7.07. No Waiver. The failure by any party to insist upon the strict performance of, or to seek remedy of, anyone of the terms or conditions of this Agreement or to exercise any right, remedy or election set forth herein or permitted by law shall not constitute or be construed as a waiver or relinquishment for the future of such term, condition, right, remedy or election, but such item shall continue and remain in full force and effect. All rights or remedies of the parties specified in this Agreement and all other rights or remedies that they may have at law, in equity or otherwise shall be distinct, separate and cumulative rights or remedies, and no one of them, whether exercised or not, shall be deemed to be in exclusion of any other right or remedy of the parties.

Section 7.08. Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and assigns.

Section 7.09. Enforcement of Service Provider’s Rights. In the enforcement of its rights under this Agreement, Service Provider shall not seek or obtain a money judgment or any other right or remedy against any stockholders, partners, members or disclosed or undisclosed principals of Manager. Service Provider shall enforce its rights and remedies solely against the estate of Manager or the proceeds of any sale of all or any portion of Manager’s interest therein.

Section 7.10. Attorneys’ Fees. In any action or proceeding between Service Provider and Manager arising from or relating to this Agreement or the enforcement or interpretation hereof, the non-prevailing party shall pay to the prevailing party a reasonable sum for attorneys’ fees incurred in bringing such suit and/or enforcing any judgment granted therein, all of which shall be deemed to have accrued upon the commencement of such action and shall be paid whether or not such action is prosecuted to judgment. Any judgment or order entered in such action shall contain a specific provision providing for the recovery of attorneys’ fees and costs incurred in enforcing such judgment.

Section 7.11. Headings. All headings are only for convenience and ease of reference and are irrelevant to the construction or interpretation of any provision of this Agreement.

Section 7.12. Further Assurances. Each party hereto agrees to execute, with acknowledgment and affidavit if required, any and all documents and take all actions that may be reasonably required in furtherance of the provisions of this Agreement.

Section 7.13. Counterparts: Facsimiles. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original (including copies sent to a party by facsimile transmission) as against the party signing such counterpart, but which together shall constitute one and the same instrument. Signatures transmitted via facsimile, or PDF format through electronic mail (“e-mail”), shall be considered authentic and binding.

IN WITNESS WHEREOF, this Agreement has been executed as of the date set forth above, but effective as of the Effective Date.

[MANAGER]

By:
Name:
Title:

[Address]

[SERVICE PROVIDER]

By:	Empire State Realty Holdings TRS, LLC, its sole member
	By:	Empire State Realty OP, L.P., its sole member
		By:	Empire State Realty Trust, Inc., its general partner

By:
Name:
Title:

[Address]

Exhibit A

Hourly Rate Fees